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                                                                   EXHIBIT 23.1

                              CONSENT OF KPMG LLP



The Board of Directors
Cell Robotics International, Inc.








We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ KPMG LLP
Albuquerque, New Mexico


December 27, 2000